AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 31st day of July, 2014, to the Custody Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of ETF Series Solutions:

Exhibit F, the Deep Value ETF, is hereby added and attached hereto.

Exhibit G, the Falah Russell-Ideal Ratings U.S. Large Cap ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of each of the Deep Value ETF and the Falah Russell-Ideal Ratings U.S. Large Cap ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANK, N.A.

By: /s/ Michael D. Barolsky	By: /s/ Michael L. Ceccato

Name: Michael D. Barolsky	Name: Michael L. Ceccato

Title: Secretary	Title: Vice President

Exhibit F to the
ETF Series Solutions Custody Agreement

Name of Series

Deep Value ETF

Base Fee for Domestic Custody Services at July, 2014

The following reflects the greater of the basis point fee or minimum per fund-

Domestic Custody	Basis Points on AUM	Annual Minimum per Fund
	[---]	$[---]

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Fees are in Addition to the Base Fee-

Portfolio Transaction Fees
▪	$[---] – Book entry DTC transaction/Federal Reserve transaction/principal pay down
▪	$[---] - Short Sales
▪	$[---] – US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
                     depository transaction
▪	$[---] – Option/ SWAPS/future contract written, exercised or expired
▪	$[---] – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[---] – Physical transaction
▪	$[---] – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[---] – Segregated account per year
▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipts
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Exhibit F (continued) to the ETF Series Solutions Custody Agreement - Global Sub-Custodial Services Annual Fee Schedule at July, 2014

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	13.0	$__
Australia	All	1.00	$__
Austria	All	2.00	$__
Bahrain	All	44.0	$__
Bangladesh	All	35.0	$__
Belgium	All	1.50	$__
Benin	All	35.0	$__
Bermuda	All	13.0	$__
Botswana	All	22.0	$__
Brazil	All	8.00	$__
Bulgaria	All	35.0	$__
Burkina Faso	All	35.0	$__
Canada	All	1.00	$__
Cayman Islands*	All	1.00	$__
Channel Islands*	All	1.50	$__
Chile	All	18.0	$__
China“A” Shares	All	11.0	$__
China “B” Shares	All	11.0	$__
Columbia	All	35.0	$__
Costa Rica	All	13.0	$__
Croatia	All	31.0	$__
Czech Republic	All	11.0	$__
Denmark	All	2.00	$__
Ecuador	All	31.0	$__
Egypt	All	28.0	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Estonia	All	6.00	$__
Euromarkets**	All	1.00	$__
Finland	All	2.50	$__
France	All	1.00	$__
Germany	All	1.00	$__
Ghana	All	22.00	$__
Greece	All	8.00	$__
Guinea Bissau	All	44.0	$__
Hong Kong	All	2.00	$__
Hungary	All	22.00	$__
Iceland	All	13.00	$__
India	All	9.00	$__
Indonesia	All	6.00	$__
Ireland	All	2.00	$__
Israel	All	11.0	$__
Italy	All	2.00	$__
Ivory Coast	All	35.0	$__
Japan	All	1.00	$__
Jordan	All	35.00	$__
Kazakhstan	All	53.00	$__
Kenya	All	26.00	$__
Latvia	Equities	13.00	$__
Latvia	Bonds	22.00	$__
Lebanon	All	22.00	$__
Lithuania	All	18.00	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Luxembourg	All	4.00	$__
Malaysia	All	3.50	$__
Mali	All	35.0	$___
Malta	All	20.0	$__
Mauritius	All	26.00	$__
Mexico	All	2.00	$__
Morocco	All	31.00	$__
Namibia	All	26.00	$__
Netherlands	All	2.00	$__

New Zealand	All	2.50	$__
Niger	All	35.0	$__
Nigeria	All	26.00	$__
Norway	All	2.00	$__
Oman	All	45.00	$__
Pakistan	All	26.00	$__
Peru	All	39.00	$__
Philippines	All	5.00	$__
Poland	All	13.00	$__
Portugal	All	5.50	$__
Qatar	All	40.00	$__
Romania	All	31.00	$__
Russia	Equities	33.00	$__
Russia	MINFINs	13.00	$__
Senegal	All	35.00	$__
Singapore	All	2.00	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Slovak Republic	All	22.00	$__
Slovenia	All	22.00	$__
South Africa	All	2.00	$__
South Korea	All	5.50	$__
Spain	All	1.00	$__
Sri Lanka	All	13.00	$__
Swaziland	All	26.00	$__
Sweden	All	1.00	$__
Switzerland	All	1.00	$__
Taiwan	All	13.00	$__
Thailand	All	3.50	$__
Togo	All	35.00	$__
Tunisia	All	35.00	$__
Turkey	All	11.00	$__
UAE	All	40.00	$__
United Kingdom	All	1.00	$__
Ukraine	All	21.00	$__
Uruguay	All	45.00	$__
Venezuela	All	35.00	$__
Zambia	All	26.00	$__
Zimbabwe	All	26.00	$__

*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value <5 billion: 1 bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps
**Euromarkets – Non-Euromarkets: Surcharges vary by local market

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $[---]
▪	26-50 foreign securities: $[---]
▪	Over 50 foreign securities: $[---]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

The Following Fees May be Incurred in Addition to the Base Fee-

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[---].

Tax Reclamation Services:
▪ Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[---] per claim.

Out of Pocket Expenses''

▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Exhibit G to the
ETF Series Solutions Custody Agreement

Name of Series
Falah Russell-Ideal Ratings U.S. Large Cap ETF

Base Fee for Domestic Custody Services at July, 2014

The following reflects the greater of the basis point fee or minimum per fund-

Custody	Basis Points on AUM per Fund			Annual Minimum per Fund
	$[---]	+$[---]	+$[---]	$[---]
	[---]	[---]	[---]

Note: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy

The Following Fees are in Addition to the Base Fee-

Portfolio Transaction Fees
▪	$[---] – Book entry DTC transaction/Federal Reserve transaction/principal pay down
▪	$[---] - Short Sales
▪	$[---] – US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
                     depository transaction
▪	$[---] – Option/ SWAPS/future contract written, exercised or expired
▪	$[---] – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$[---] – Physical transaction
▪	$[---] – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$[---] – Segregated account per year
▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipts
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Exhibit G (continued) to the ETF Series Solutions Custody Agreement – Global custody fees at July, 2014

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	13.0	$__
Australia	All	1.00	$__
Austria	All	2.00	$__
Bahrain	All	44.0	$__
Bangladesh	All	35.0	$__
Belgium	All	1.50	$__
Benin	All	35.0	$__
Bermuda	All	13.0	$__
Botswana	All	22.0	$__
Brazil	All	8.00	$__
Bulgaria	All	35.0	$__
Burkina Faso	All	35.0	$__
Canada	All	1.00	$__
Cayman Islands*	All	1.00	$__
Channel Islands*	All	1.50	$__
Chile	All	18.0	$__
China“A” Shares	All	11.0	$__
China “B” Shares	All	11.0	$__
Columbia	All	35.0	$__
Costa Rica	All	13.0	$__
Croatia	All	31.0	$__
Czech Republic	All	11.0	$__
Denmark	All	2.00	$__
Ecuador	All	31.0	$__
Egypt	All	28.0	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Estonia	All	6.00	$__
Euromarkets**	All	1.00	$__
Finland	All	2.50	$__
France	All	1.00	$__
Germany	All	1.00	$__
Ghana	All	22.00	$__
Greece	All	8.00	$__
Guinea Bissau	All	44.0	$__
Hong Kong	All	2.00	$__
Hungary	All	22.00	$__
Iceland	All	13.00	$__
India	All	9.00	$__
Indonesia	All	6.00	$__
Ireland	All	2.00	$__
Israel	All	11.0	$__
Italy	All	2.00	$__
Ivory Coast	All	35.0	$__
Japan	All	1.00	$__
Jordan	All	35.00	$__
Kazakhstan	All	53.00	$__
Kenya	All	26.00	$__
Latvia	Equities	13.00	$__
Latvia	Bonds	22.00	$__
Lebanon	All	22.00	$__
Lithuania	All	18.00	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Luxembourg	All	4.00	$__
Malaysia	All	3.50	$__
Mali	All	35.0	$___
Malta	All	20.0	$__
Mauritius	All	26.00	$__
Mexico	All	2.00	$__
Morocco	All	31.00	$__
Namibia	All	26.00	$__
Netherlands	All	2.00	$__

New Zealand	All	2.50	$__
Niger	All	35.0	$__
Nigeria	All	26.00	$__
Norway	All	2.00	$__
Oman	All	45.00	$__
Pakistan	All	26.00	$__
Peru	All	39.00	$__
Philippines	All	5.00	$__
Poland	All	13.00	$__
Portugal	All	5.50	$__
Qatar	All	40.00	$__
Romania	All	31.00	$__
Russia	Equities	33.00	$__
Russia	MINFINs	13.00	$__
Senegal	All	35.00	$__
Singapore	All	2.00	$__

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Slovak Republic	All	22.00	$__
Slovenia	All	22.00	$__
South Africa	All	2.00	$__
South Korea	All	5.50	$__
Spain	All	1.00	$__
Sri Lanka	All	13.00	$__
Swaziland	All	26.00	$__
Sweden	All	1.00	$__
Switzerland	All	1.00	$__
Taiwan	All	13.00	$__
Thailand	All	3.50	$__
Togo	All	35.00	$__
Tunisia	All	35.00	$__
Turkey	All	11.00	$__
UAE	All	40.00	$__
United Kingdom	All	1.00	$__
Ukraine	All	21.00	$__
Uruguay	All	45.00	$__
Venezuela	All	35.00	$__
Zambia	All	26.00	$__
Zimbabwe	All	26.00	$__

*Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
**Tiered by market value <5 billion: 1 bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps
**Euromarkets – Non-Euromarkets: Surcharges vary by local market

Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $[---]
▪	26-50 foreign securities: $[---]
▪	Over 50 foreign securities: $[---]
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
The Following Fees May be Incurred in Addition to the Base Fee-
Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $[---].
Tax Reclamation Services:
▪ Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[---] per claim.
Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

(signature on the following page)

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on these Exhibits E and F.

Exchange Traded Concepts, LLC

By: /s/ J. Garrett Stevens

Printed Name: J. Garrett Stevens

Title:  CEO                                                   Date: 8/7/14